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                                                                    Exhibit 10.4

                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is made and entered into as of the 30th day of September, 1998, by and between Falcon Communications, L.P., a California limited partnership ("NewFalcon") and Enstar Communications Corporation, a Georgia corporation ("Enstar") with reference to the following facts:

         A. Enstar manages various cable television systems (the "Systems") owned and operated by certain partnerships of which Enstar serves as a general partner

         B. Enstar previously had contracted with Falcon Holding Group, Inc. ("FHGI") for the provision of certain consulting services to Enstar pursuant to a Consulting Agreement dated as of October 1, 1988 (the "1988 Consulting Agreement").

         C. With the consent of Enstar, FHGI previously assigned the 1988 Consulting Agreement and its rights and obligations thereunder to Falcon Holding Group, L.P. ("FHGLP") on March 29, 1993.

         D. Pursuant to a Contribution and Purchase Agreement dated as of December 30, 1997, as amended (the "Contribution Agreement") among FHGLP, NewFalcon, FHGI, TCI Falcon Holdings, LLC ("TCI"), Belo Ventures, Inc. and the other Persons signatory thereto, FHGLP on the date hereof assigned the 1988 Consulting Agreement to NewFalcon with the consent of Enstar.

         E. NewFalcon is familiar with the business of owning, operating and constructing cable television systems and employs senior financial, marketing, construction, engineering, and other personnel.

         F. Following the assignment of the 1988 Consulting Agreement, NewFalcon and Enstar terminated the 1988 Consulting Agreement, and Enstar desires to contract with NewFalcon to provide for certain financial, construction, syndication, acquisition, and other non-operational services with respect to the Systems.

         NOW, THEREFORE, it is agreed as follows:

                  1. Consultant. Enstar hereby retains NewFalcon and NewFalcon hereby agrees to provide certain consulting services on the terms described below.

                  2. Consultant Services. Where the same would not violate any franchise, license, contract, law or regulation applicable to the Systems or to NewFalcon, NewFalcon hereby agrees to perform the following services in connection with certain construction, financing and non-operational activities of Enstar:
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                           (a) to assist in the placement of all bank and
institutional debt and other financial arrangements necessary for the operation, construction, syndication and/or acquisition of any of the Systems;

                           (b) to assist in the supervision and scheduling any
construction or improvement of any of the Systems;

                           (c) to assist in the structuring of any private or
public offering or syndication of any new partnership in which Enstar will serve as the general partner;

                           (d) to assist in the acquisitions of any additional
Systems in all areas of the United States; and

                           (e) to assist in any other non-operational agreements
or projects with respect to Enstar's business as may be agreed to by the parties.

                  3. NewFalcon's Fees. NewFalcon shall be paid for its services hereunder an amount equal to its cost of providing such services. NewFalcon's costs shall include, without limitation, an allocable share of the compensation paid to NewFalcon personnel who are involved in the provision of services to Enstar, an allocable share of the costs of any accounting, statistical or other services required by NewFalcon to perform its obligations hereunder and an allocable share of costs incurred by NewFalcon in maintaining the office of NewFalcon, including, but not limited to, its rent, capital expenditures, utilities and other overhead costs. In general, NewFalcon shall provide Enstar with a monthly invoice with respect to its services performed for each month.

                  4. Term. The term of this Agreement shall commence upon the date first above written immediately following the assignment by NewFalcon of substantially all of its assets to Falcon Cable Communications, LLC pursuant to the Contribution Agreement, and shall continue until the earlier of: (1) the dissolution of the cable partnerships managed by Enstar; (2) the sale of all of the Systems owned or managed by Enstar; (3) termination pursuant to Paragraph 5;
(4) the liquidation of NewFalcon in accordance with the provisions of its partnership agreement; (5) the mutual agreement of the parties hereto; or (6) the delivery of 180 days written notice by either party to the other party.

                  5. Events of Default. Each of the following events shall constitute a default by NewFalcon under this Agreement and shall entitle Enstar to terminate this Agreement upon written notice to NewFalcon, without any further obligation or liability to NewFalcon (other than unpaid compensation and expenses).

                           (a) The failure by NewFalcon to perform any material
duty or obligation imposed under this Agreement, should such failure continue for thirty (30) days after written notice thereof to NewFalcon from Enstar;


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                           (b) NewFalcon commences a voluntary case under the
Federal Bankruptcy Code, or consents to (or fails to controvert in a timely manner) the commencement of an involuntary case against NewFalcon.

                           (c) NewFalcon institutes proceedings for
rehabilitation, readjustment or composition (or for any related or similar purpose) under any law (other than the Federal Bankruptcy Code) relating to financially distressed debtors, their creditors or property, or consents to (or fails to controvert in a timely manner) the institution of any such proceedings against NewFalcon;

                           (d) NewFalcon is unable or admits in writing its
inability to pay its debts generally as they come due, or makes an assignment for the benefit of creditors or enters into any arrangement for the adjustment or composition of debts or claims;

                           (e) A court or government having jurisdiction in the
premises enters a decree or order (i) for the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of NewFalcon or of any substantial part of the property of NewFalcon, or for the winding-up or liquidation of the affairs of NewFalcon, and such decree or orders remain in force undischarged and unstayed for a period of thirty (30) days, or
(ii) for the sequestration or attachment of any substantial part of the property of NewFalcon, without its unconditional return to the possession of NewFalcon, or its unconditional release from such sequestration or attachment, within thirty (30) days thereafter;


                           (f) A court having jurisdiction in the premises
enters an order for relief in an involuntary case commenced against NewFalcon under the Federal Bankruptcy Code, and such order remains in force undischarged and unstayed for a period of thirty (30) days;

                           (g) A court or government having jurisdiction in the
premises enters a decree or order approving or acknowledging as properly filed or commenced against NewFalcon a petition or proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law (other than the Federal Bankruptcy Code) relating to financially distressed debtors, their creditors or property, and any such decree or order remains in force undischarged and unstayed for a period of thirty (30) days; or

                           (h) NewFalcon takes any action for the purpose or
with the effect of authorizing, acknowledging or confirming the taking or existence of any action or condition specified in paragraph (b), (c) or (d).

                  6. Prohibition of Assignment. This Agreement may not be voluntarily assigned by any party hereto without the prior written consent of the other party, except that NewFalcon can enter into agreements with affiliates pursuant to which such affiliates will provide certain of the services to he provided by NewFalcon to Enstar in consideration of the payment of NewFalcon to such affiliate of a portion of the payments referred to in Paragraph 4. No assignment, and no such agreement with any affiliate, however, shall relieve NewFalcon of


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any of its obligations or liabilities under this Agreement. NewFalcon shall advise Enstar of any assignment of its rights and obligations under this Agreement, or any agreement with any affiliate as aforesaid within five business days thereof.

                  7. Successors and Assigns. Subject to Paragraph 6, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

                  8. Other Agreements. Notwithstanding any other provision of this Agreement, this Agreement shall not modify or affect the obligations of Enstar pursuant to any partnership agreement with respect to the Systems or the limitations upon amounts or rates which may be charged by Enstar to any such System.

                  9. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the provision of consulting services to Enstar and supersedes all prior agreements among the parties hereto and FHGI and FHGLP with respect to the subject matter hereof, including the 1988 Consulting Agreement. This Agreement may not be modified or amended except by a writing signed by the parties hereto.

                  10. Governing Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of California.

                  11. Time. Time shall be of the essence with respect to this Agreement.

                  12. Notice. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement (a) shall be in writing, (b) may be sent by telecopy (with automatic machine confirmation), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (c) shall be deemed to have been given on the date of actual receipt, which may be conclusively evidenced by the date set forth in the records of any commercial delivery service or on the return receipt, and (d) shall be addressed to the recipient at the address specified below, with respect to any party, to any other address that such party may from time to time designate in a writing delivered in accordance with this Section 12.


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                  If to Enstar:

                  Enstar Communications Corporation
                  10900 Wilshire Blvd., 15th Floor
                  Los Angeles, California 90024

                  If to NewFalcon:

                  Falcon Communications, L.P.
                  10900 Wilshire Blvd., 15th Floor
                  Los Angeles, California 90024


                     [THIS SPACE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date first above written.


                                       FALCON COMMUNICATIONS, L.P., a California limited partnership

                                       By:  Falcon Holding Group, L.P., its
                                            managing General Partner

                                       By:  Falcon Holding Group, Inc., its sole
                                            General Partner


                                       By: /s/ Stanley S. Itskowitch
                                          --------------------------------------
                                          Stanley S. Itskowitch
                                          Executive Vice President


                                       ENSTAR COMMUNICATIONS CORPORATION,
                                       a Georgia corporation


                                       By: /s/ Stanley S. Itskowitch
                                          --------------------------------------
                                          Stanley S. Itskowitch
                                          Executive Vice President


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